EXHIBIT 4.8.3

SECOND AMENDMENT TO
REVOLVING LOAN AGREEMENT

dated as of March 1, 2014
among
Seadrill Operating LP,
Seadrill Capricorn Holdings LLC and
Seadrill Partners Operating LLC
as Borrowers

and
Seadrill Limited
as Lender

SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT
THIS SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT (this “Second Amendment”) is made and entered into as of March 1, 2014 by and among Seadrill Limited, a Bermuda company (the “Lender”), Seadrill Operating LP, a Marshall Islands limited partnership (“Seadrill Operating”), Seadrill Capricorn Holdings LLC, a Marshall Islands limited liability company (“Seadrill Capricorn”), and Seadrill Partners Operating LLC, a Marshall Islands limited liability company (“Seadrill Partners Operating”, and together with Seadrill Operating and Seadrill Capricorn, the “Borrowers,” and each, a “Borrower”).

W I T N E S S E T H:
WHEREAS, the Lender, Seadrill Operating, and Seadrill Capricorn entered into a Revolving Loan Agreement, dated as of October 24, 2012 (the “Original Loan Agreement”), pursuant to which the Lender agreed to make loans to Seadrill Operating and Seadrill Capricorn in an aggregate principal amount of up to $300,000,000 on the terms set forth therein;
WHEREAS, the Parties to the Original Loan Agreement and Seadrill Partners Operating entered into an Amended and Restated Revolving Loan Agreement, dated as of August 31, 2013 (the “Amended Loan Agreement”), whereby Seadrill Partners Operating was added as a Borrower under the Loan Agreement;
WHEREAS, the Lender, Seadrill Operating, Seadrill Capricorn, and Seadrill Partners Operating now wish to enter into this Second Amendment to amend the terms of the Amended Loan Agreement for the purpose of reducing the Loan Commitment to $100,000,000 and making corresponding reductions to the Borrower Sublimits under the Amended Loan Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrowers and the Lender agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. Except as expressly set forth herein, all capitalized terms in this Second Amendment shall have the meaning assigned to such terms in the Amended Loan Agreement.

ARTICLE II
REDUCTION OF LOAN COMMITMENT AND BORROWER SUBLIMITS
Section 2.1    Reduction of Loan Commitment. The definition of “Loan Commitment” in Section 1.1 of the Amended Loan Agreement shall be replaced in its entirety by the following:
“Loan Commitment” shall mean the obligation of the Lender to make Loans hereunder in an aggregate principal amount at any time outstanding not exceeding $100,000,000.
Section 2.2    Reduction of Borrower Sublimits. The definition of “Borrower Sublimit” in Section 1.1 of the Amended Loan Agreement shall be replaced in its entirety by the following:
“Borrower Sublimit” shall mean (a) with respect to Seadrill Operating, $100,000,000, (b) with respect to Seadrill Capricorn, $100,000,000, and (c) with respect to Seadrill Partners Operating, $100,000,000.

ARTICLE III
RATIFICATION OF OTHER TERMS
Section 3.1    Ratification of Other Terms; Confirmation of Outstandings. The Parties hereby (i) reconfirm and ratify all terms and conditions of the Amended Loan Agreement except as expressly amended hereby and (ii) confirm that after giving effect to the amendments contemplated by Article II of this Second Amendment, (x) the aggregate outstanding principal amount of the Loans of all Borrowers does not exceed the Loan Commitment and (y) the aggregate outstanding principal amount of the Loans of each Borrower does not exceed the Loan Commitment of such Borrower
Section 3.2    Governing Law. This Second Amendment shall be governed by and construed in accordance with the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SEADRILL OPERATING LP, as Borrower
By:	/s/ Graham Robjohns Name: Graham Robjohns Title: Authorized Person

SEADRILL CAPRICORN HOLDINGS LLC, as Borrower
By:	/s/ Graham Robjohns Name: Graham Robjohns Title: Authorized Person

SEADRILL PARTNERS OPERATING LLC, as Borrower
By:	/s/ Graham Robjohns Name: Graham Robjohns Title: Authorized Person

SEADRILL LIMITED as Lender
By:	/s/ Rune Magnus Lundetræ Name: Rune Magnus Lundetræ Title: Authorized Person